
AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON APRIL 28, 1994

                                                      Registration No. 33-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ------------------

                             MICROPOLIS CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                         95-3093858
  (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

   21211 NORDHOFF STREET
   CHATSWORTH, CALIFORNIA                                     91311
(Address of principal executive offices)                   (Zip Code)

                               ------------------


                           THE MICROPOLIS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                               ------------------


                                                     Copy to:
        DALE J. BARTOS                       BRIAN G. CARTWRIGHT, ESQ.
SENIOR VICE PRESIDENT - FINANCE                   LATHAM & WATKINS
  AND CHIEF FINANCIAL OFFICER                 633 WEST FIFTH STREET
     MICROPOLIS CORPORATION                         SUITE 4000
      21211 NORDHOFF STREET                 LOS ANGELES, CALIFORNIA 90071
   CHATSWORTH, CALIFORNIA 91311                     (213) 485-1234
          (818) 709-3300
(Name, address, including zip code,
and telephone number, including area
     code, of agent for service)


                        Calculation of Registration Fee
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
=======================================================================================
                                                                Proposed
                                  Amount         Proposed       Maximum
                                 of Shares       Maximum       Aggregate    Amount of
    Title of Each Class of         to be      Offering Price    Offering   Registration
 Securities to be Registered     Registered    Per Share (2)     Price         Fee
- ---------------------------------------------------------------------------------------
Common Stock
$1.00 par value (1)                800,000       $7,000         $5,600,000    $1,931.05

Preferred Share
Purchase Rights (3)                800,000          (3)                (3)      $100.00

(Cover continued on next page)

(1) The Micropolis Corporation Employee Stock Purchase Plan (the "423 Plan") authorizes the issuance of a maximum of 1,400,000 shares, subject to stockholder approval. However, 600,000 of the shares, which have been or may be issued upon exercise of options under the 423 Plan, have already been registered pursuant to Form S-8 Registration Statements No. 2-90423 and 33-44456.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System on April 25, 1994.

(3) Rights are attached to and trade with Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

          This Registration Statement covers additional securities registered for issuance under The Micropolis Corporation Employee Stock Purchase Plan. The contents of the prior Form S-8 Registration Statements of Micropolis Corporation relating to said plan, No. 2-90423 and No. 33-44456, are incorporated herein by reference.


                                    PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Commission by Micropolis Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

       A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

       B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1993; and

       C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on March 15, 1991 (No. 33-39411).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

       5.1   Opinion of Latham & Watkins

       24.1  Consent of Ernst & Young

       24.2  Consent of Latham & Watkins (included in Exhibit 5.1)

       25    Power of Attorney (page 5)



Item 9.  Undertakings

       The undersigned registrant hereby undertakes that:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California, on this 27th day of April, 1994.

                               MICROPOLIS CORPORATION

                               By: /s/ DALE J. BARTOS
                                   __________________________________________
                                   Dale J. Bartos
                                   Senior Vice President - Finance and
                                   Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Stuart P. Mabon and Dale J. Bartos, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


SIGNATURE                               TITLE                  DATE
- ----------------------------   ------------------------   --------------

  /s/ STUART P. MABON          President, Chairman        April 27, 1994
- ------------------------       of the Board and
    Stuart P. Mabon            Director (Principal
                               Executive Officer)

    /s/ DALE J. BARTOS         Senior Vice President -    April 27, 1994
- ------------------------       Finance (Principal
      Dale J. Bartos           Financial Officer)


   /s/ THOMAS S. BURNS         Controller (Principal      April 27, 1994
- ------------------------       Accounting Officer)
     Thomas S. Burns

  /s/ ERICSON M. DUNSTAN       Director                   April 27, 1994
- ------------------------
    Ericson M. Dunstan


 /s/ J. BURGESS JAMIESON       Director                   April 27, 1994
- -------------------------
   J. Burgess Jamieson


  /s/ THEODORE J. SMITH        Director                   April 27, 1994
- -------------------------
     Theodore J. Smith

                               INDEX TO EXHIBITS


EXHIBIT                                                  PAGE
- -------                                                  ----
5.1       Opinion of Latham & Watkins                     6

24.1      Consent of Independent Auditors                 7
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